SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 26, 1998




                              TII INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
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                            (State of Incorporation)


                 1-8048                               66-0328885
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     (Commission File No.)                  (IRS Employer Identification No.)



      1385 AKRON STREET, COPIAGUE,  NEW YORK               11726
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     (Address of Principal Executive Offices)           (Zip Code)


                                 (516) 789-5000
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               (Registrant's telephone number, including area code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS
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           On January 26,  1998,  the Company  completed a private  placement of
5,000 shares of its newly-created Series C Convertible Preferred Stock (the "Preferred Shares") and Warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock (the "Warrants") to two qualified institutional buyers and three other accredited investors for an aggregate purchase price of $5,000,000.

           The following discussion of the Preferred Shares and the Warrants is qualified in its entirety by reference to the Certificate of Designation under which the Preferred Shares were created (the "Certificate of Designation") and to the form of Warrant which appear as Exhibits 4.1 and 99.1 to this Report, respectively.

           The Preferred Shares bear no dividends, have a liquidation preference of $1,150 per Preferred Share and have no voting rights, except as required by the Delaware General Corporation Law and with respect to (a) any changes to the Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) any issuance of any additional such Preferred Shares. The Preferred Shares are convertible into shares of the Company's Common Stock commencing on May 27, 1998, following which a holder may convert, in any thirty-day period, up to one-third of the aggregate number of Preferred Shares purchased by the initial holder of such Preferred Shares, subject to acceleration of such conversion right in certain cases. The Preferred Shares are convertible into shares of the Company's Common Stock (a) at a conversion price equal to approximately $7.08 per share (the "Fixed Conversion Price") until July 25, 1997 and (b) thereafter at a conversion price equal to the lower of (i) the Fixed Conversion Price or (ii) 95% (or 90% if the Company's cash, cash equivalents and marketable securities at December 26, 1997, adjusted to give effect to the receipt by the Company of the proceeds from the sale of the Preferred Shares and Warrants, is less than $6.0 million) of the average of the closing bid prices of the Company's Common Stock during the ten consecutive trading days immediately preceding the conversion date of the Preferred Shares. The Fixed Conversion Price and percentages set forth above are subject to reduction in the event, among other things, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Common Stock underlying the Preferred Shares is not filed with the Securities and Exchange Commision by February 26, 1998 or declared effective by May 26, 1998 or thereafter, subject to certain exceptions, sales of shares of Common Stock underlying the Preferred Shares cannot be made under the registration statement. The conversion price is also subject to antidilution adjustments under a formula in certain circumstances, including, with certain exceptions, (a) the issuances of Common Stock, or the issuance of securities which are exercisable into, exchangeable for or convertible into Common Stock, for a consideration (including amounts receivable upon such exercise, exchange or conversion) at below the then Fixed Conversion Price and (b) subdivisions or combination of the Company's Common Stock. The Company is subject to potential penalties in the event it fails to timely permit conversion of Preferred Shares. The Company is not obligated to issue more than 1,520,000 shares of Common Stock upon

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conversion  of Preferred  Shares if the issuance of a larger number would breach the Company's obligations under rules and regulations of The Nasdaq Stock Market (the "Exchange Cap"). If the Company cannot issue Common Stock for any reason, including by reason of the Exchange Cap, or fails to have sufficient shares registered under the Securities Act for resale, the Company is to issue as many shares of Common Stock as it is able to issue without violating any restriction and the holder of unconverted Preferred Shares may, among other things, require the Company to redeem those Preferred Shares which the Company is unable to convert at a redemption price per Preferred Share equal to the greater of $1,150 or the closing bid price on the proposed conversion date of the Common Stock which would have otherwise been issued.

           Unless converted or redeemed prior thereto, the Preferred Shares are to be automatically converted into Common Stock on January 26, 2003 (subject to possible delay in certain instances). The Company may also require conversion of the Preferred Shares at any time on or after January 26, 2001, subject to the fulfillment of certain conditions.

           The Preferred Shares are redeemable, prior to conversion, (a) at the option of the Company until May 26, 1998 at a redemption price of $1,150 per Preferred Share and (b) at the option of the holders thereof at a price equal to the higher of $1,150 or the then closing bid price of the underlying shares of the Company's Common Stock in the event of certain business combinations of the Company, the sale of substantially all of the Company's assets or in the case of a purchase, tender or exchange offer for more than 50% of the Company's Common Stock and in certain other cases, including the failure of the Company to obtain effectiveness of the registration statement discussed above by September 23, 1998, to maintain such registration statement effective for specified periods of time, to maintain the listing of the Company's Common Stock on the Nasdaq National Market or to convert Preferred Shares.

           The Warrants are exercisable until January 25, 2001 at an exercise price equal to approximately $7.03 per share, subject to adjustment in the event of stock splits, dividends, combinations, reclassifications, recapitalizations or like capital adjustments.

           The Company has also agreed to file, on or prior to March 27, 1998, a registration statement under the Securities Act covering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants for resale by the investors should they choose to do so following any conversion of the Preferred Shares or any exercise of the Warrants, and to use its best efforts to have such registration statement declared effective as soon as is practicable, but in no event later than May 26, 1998. The Company has further agreed to maintain the registration statement effective until all shares of Common Stock issued upon conversion of the Preferred Shares and exercise of the Warrants are sold or until they may be sold without registration pursuant to paragraph (k) of Rule 144 promulgated under the Securities Act. The Company has also agreed to permit, with certain exceptions, the investors to join in other registration statements filed by the Company. The Company is to bear all expenses in connection with any such registration other than underwriting discounts and commissions, fees and disbursements of investment bankers for the investors and counsel fees in excess of a specified amount.


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



           In connection with such private placement, the Company paid a commission of $250,000 to a registered broker-dealer for its services in placing the Preferred Shares and Warrants.

           The net proceeds from the private placement are intended to be used to purchase additional equipment and leasehold improvements to increase the Company's manufacturing capacity to support recently awarded contracts and for working capital.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
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           (a)        Financial statements of business acquired: None.

           (b)        Exhibits.

                      4.1 Certificate of Designation, as filed with the Secretary of State of the State of Delaware on January 26, 1998.

                      99.1 Form of Warrant issued to the investors in the Company's January 26, 1998 private placement.

                                            SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          TII INDUSTRIES, INC.



Dated:  January 29, 1998                  By:  /s/  Paul G. Sebetic
                                             -------------------------------
                                                Paul G. Sebetic,
                                                Vice President Finance





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                                  EXHIBIT INDEX


Exhibit No.
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4.1               Certificate  of  Designation,  as filed with the  Secretary of
                  State of the State of Delaware on January 26, 1998.

99.1 Form of Warrant issued to the investors in the Company's January 26, 1998 private placement.







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